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                                                                   EXHIBIT 10.18


                             EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT dated as of July 1, 1994, (as from time to time amended, this "Agreement") between dick clark productions, inc., a Delaware corporation (the "Company"), and Mr. Kenneth H. Ferguson (the "Executive").

          The Executive is currently the Vice President, Treasurer and Chief Financial Officer of the Company and has served in that capacity pursuant to an Employment Agreement dated as of July 1, 1994 (the "Old Agreement"). The Company wishes to continue the Executive's employment with the Company in the Executive's present capacity but changing his title to Vice President -- Finance, Treasurer and Chief Financial Officer, and the Executive wishes to continue his employment with the Company in that capacity, with the change in title, subject to the terms, provisions and conditions set forth in this Agreement.

          Therefore the Company and the Executive hereby agree as follows:

          1.  Employment.
              ----------

          (a) The Company hereby employs the Executive for the Term (as hereinafter defined) of this Agreement (subject to earlier termination as hereinafter provided), and the Executive hereby accepts such employment as herein provided and agrees to serve the Company, as its Vice President -- Finance, Treasurer and Chief Financial Officer, with such duties and responsibilities as are normally associated with those positions and such other duties as may from time to time be assigned to the Executive by the President and Chief Operating Officer of the Company or the Board of Directors of the Company. The Executive shall devote his best efforts and substantially all of his business
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time to the performance of his duties and obligations under this Agreement and shall perform them faithfully, diligently, competently and to the best of his ability. The Executive shall report directly to the President and Chief Operating Officer of the Company.

          (b) The Executive shall not engage in any outside activities, whether or not during regular business hours, if such activities would detract from the performance of his duties and obligations hereunder. Notwithstanding anything to the contrary contained in the immediately preceding sentence, the Executive may devote a portion of his business time to serving as an officer of companies a majority of whose equity is owned by Mr. Richard W. Clark on the date of this Agreement and companies a majority of whose equity is owned by Mr. Richard W. Clark after the date of this Agreement (collectively, the "Clark Affiliates") and to Mr. Clark directly; provided however, that providing services to the
                           -------- -------
Clark Affiliates or Mr. Clark's directly does not compete with any business or activity conducted by the Company (unless such activities were presented to the Company and the Board of Directors of the Company determined not to engage in such activities); and provided further, that such activities do not materially
                      -------- -------
interfere with the Executive's performance of his duties and obligations under this Agreement.

          2.  Term of Employment.
              ------------------

          The Executive's employment by the Company pursuant to this Agreement shall commence as of the date of this Agreement and, subject to earlier termination pursuant to Section 5 or 7 hereof, shall terminate on June 30, 1997 (the "Term").

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          3.  Compensation.
              ------------

          (a) As full compensation for all services rendered by the Executive to the Company under this Agreement, the Company shall pay to the Executive (i) a base salary at the initial annual rate of $150,000, payable in equal installments (once every two weeks) in accordance with the Company's customary payroll practice for its senior executives, and (ii) subject to the discretionary nature thereof, a bonus determined in accordance with Section 3(c) hereof.

          (b) The base salary payable to the Executive pursuant to Section 3(a) hereof, shall be subject to adjustment based upon the Consumer Price Index for the Los Angeles, California, Metropolitan Area (the "CPI Index") or if the CPI Index is no longer published by the United States Department of Commerce any successor index to the CPI Index or any comparable index (the "Inflation Index"), for each year during the Term of this Agreement, commencing with the year beginning on July 1, 1995. For each such year, the Executive's base salary shall be adjusted (either up or down but never to an amount below $150,000) for any cost of living increase or decrease, as evidenced by the Inflation Index for the yearly period ending on the December 31 immediately preceding the relevant July 1, as compared to the yearly period ending December 31 immediately preceding such December 31. For example, on July 1, 1995 the base salary payable to the Executive pursuant to Section 3(a) hereof shall be adjusted based upon any increase in the Inflation Index for the period from January 1, 1994, through December 31, 1994, when compared to the period from January 1, 1993 through December 31, 1993.

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          (c)  The Company may, in its sole and absolute discretion, pay an annual bonus to the Executive for any completed fiscal year of the Company. The bonus shall be based upon such criteria as the President of the Company and Chief Operating Officer considers appropriate. In no event will any bonus paid pursuant to this Section 3(c) exceed fifty percent (50%) of the Executive's base compensation payable pursuant to Section 3(a) hereof.

          (d) In addition to the foregoing, as consideration for the Executive entering into this Agreement, the Company hereby grants to the Executive the option to purchase up to 7,500 shares of the Company's Common Stock par value $0.01 per share (the "Option Shares"), at fair market value for the Option Shares on the date this grant is approved by the Company's Stock Option Committee. The Option Shares shall vest in annual increments of 2,500 Option Shares as follows: 2,500 on June 29, 1995, 2,500 on June 29, 1996 and 2,500 on June 29, 1997; provided that on each such date the Executive continues to be
               --------
employed by the Company hereunder. The Option Shares shall be issued under and subject to all of the terms and provisions to the Company's 1987 Employee Stock Option Plan.

          4.   Fringe Benefits; Expenses, etc.
               ------------------------------

          (a) The Executive shall be entitled to receive all health and pension benefits provided by the Company to its senior executives as a group and shall also be entitled to participate in all other benefit plans provided by the Company to its senior executives as a group.

          (b) The Company shall reimburse the Executive for all reasonable, necessary and ordinary out-of-pocket expenses incurred by him in connection with the performance of his

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services for the Company pursuant to this Agreement; provided, however, that
                                                     --------  -------
each such reimbursement shall be upon submission of vouchers and receipts in accordance with the Company's customary policies and procedures from time to time in effect. In addition, the Company shall reimburse the Executive for the costs associated with the use of the Executive's cellular telephone maintained in his automobile.

          (c) The Executive shall be entitled to four (4) weeks vacation time annually, to be taken at times selected by him, subject to the concurrence of the President and Chief Operating Officer of the Company, which are consistent with the proper performance of the Executive's duties under this Agreement.

          5.   Disability or Death.
               -------------------

          (a) If, as the result of any physical or mental disability, the Executive shall have failed or been unable to perform his duties for a period of one hundred twenty (120) consecutive days or greater than one hundred eighty
(180) days during any twelve (12) month period, the Company may, be notice to the Executive subsequent thereto, terminate the Executive's employment under this Agreement, effective as of the date of the notice, and the Company shall not be required to make any further payment or to furnish any benefit to the Executive under this Agreement (other than accrued and unpaid base salary pursuant to Section 3(a) hereof and expenses pursuant to Section 4(b) hereof and the benefits which have accrued pursuant to any plan pursuant to Section 4(a) hereof or by applicable law).

          (b) The term of the Executive's employment under this Agreement shall terminate upon his death and the Company shall not be required to make any further payment or to furnish any benefit to the Executive under this Agreement (other than


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accrued and unpaid salary pursuant to Section 3(a) hereof and expenses pursuant to Section 4(b) hereof and benefits which have accrued pursuant to any plan pursuant to Section 4(a) hereof or by applicable law).

          6.   Non-Competition; Confidential Agreement.
               ---------------------------------------

          (a) From the date hereof through the later to occur of (i) the termination of the Executive's employment under this Agreement and (ii) June 30, 1997, unless the Executive's employment with the Company is terminated "without cause", the Executive shall not, directly or indirectly, engage or be interested (as a stockholder, director, officer, agent, broker, partner, individual proprietor, joint venturer, lender or otherwise), individually or in any representative capacity, in any other business which is competitive with any business conducted by or contemplated to be conducted by the Company or any Clark Affiliate, except that the Executive may own not more than 5% of the outstanding securities of any class of any publicly held company.

          (b) The Executive shall not, directly or indirectly, either during the term of the Executive's employment under this Agreement or thereafter, disclose to any person or entity (except in the regular course of the Company's business during the period of the Executives's employment hereunder or as required by applicable law), or use in competition with the Company or any Clark Affiliate, any information of any nature whatsoever acquired by the Executive during his employment by the Company or during the period that the Executive provides services to such Clark Affiliate, with respect to any confidential, secret, non-public or proprietary aspect of the Company's or such Clark Affiliate's operations, business affairs, financial

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condition, customers, clients, trade secrets or other confidential information, unless such information has become known to the general public other than by reason of any action (direct or indirect) on the part of the Executive.

          (c) The Executive shall not, directly or indirectly, either during the term of the Executive's employment under this Agreement or for a period of one (1) year thereafter, solicit the services of any person who was a full-time employee of the Company or any Clark Affiliate (other than employees employed for limited periods of time in connection with the production of particular television or motion picture programming and the Executive's executive assistant) during the last twelve months of the period of the Executive's employment with the Company hereunder.

          (d) The Executive acknowledges that the remedy at law for breach of any of his covenants or obligations under this Section 6 will be inadequate and, accordingly, in the event of any breach or threatened breach by the Executive of the provision of this Section 6, the Company shall be entitled, in addition to all other rights and remedies to obtain an injunction restraining any such breach or threatened breach (without posting any bond or other security and without the necessity of demonstrating actual damages). The equitable remedy set forth in this Section 6(d) shall not be the exclusive remedy available to the Company and shall be cumulative with all other rights and remedies available to the Company at law, in equity or otherwise.


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          7.  Termination.
              -----------

          The Company shall have the right to terminate the Executive's employment with the Company (i) "for cause" or (ii) "without cause". For purposes of this Agreement, termination "for cause" shall mean termination of the Executive's employment based upon (i) any breach of the Executive's covenants or obligations under Section 6 of this Agreement which is not cured within thirty (30) days after written notice to the Executive by the Company;
(ii) fraud, theft or gross malfeasance on the part of the Executive, including, without limitation, conduct of a felonious or criminal nature, embezzlement or misappropriation of assets; (iii) the chronic addiction of the Executive to drugs or alcohol; (iv) violation by the Executive of his duties or obligations to the Company or any Clark Affiliate, including, without limitation, conduct which is inconsistent with the Executive's position and which results or is reasonably likely to result (in the opinion of the President and Chief Operating Officer of the Company) in an adverse effect (financial or otherwise) on the business of the Company or any Clark Affiliate, as the case may be, and such violation is not cured within fifteen (15) days after written notices to the Executive by the Company; or (v) the Executive's failure, refusal or neglect to perform his duties hereunder within a reasonable period, under the circumstances, after written notice from the Board of Directors or the President and Chief Operating Officer of the Company (specifically identifying the manner in which the Board of Directors or the President and Chief Operating Officer of the Company believes that the Executive has failed, refused or neglected his duties). A termination of the Executive's employment with the Company for any reason other than those enumerated in the immediately preceding sentence or as provided in Section 5 hereof shall be, for purposes of this Agreement, deemed to be
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a termination of the Executive's employment with the Company "without cause".

          If the employment of the Executive is terminated "for cause", the Company shall not be obligated to make any further payment to the Executive (other than accrued and unpaid base salary pursuant to Section 3(a) hereof and expenses pursuant to Section 4(b) hereof incurred prior to the date of termination), or continue to provide any benefit (other than benefits which have accrued under any plan pursuant to Section 4(a) hereof or by applicable law) to the Executive under this Agreement prior to the date of termination. If the Executive's employment is terminated "for cause", to the extent permitted by applicable law, the Company shall be entitled to deduct any amounts owing to the Company from the amounts payable to the Executive. If the employment of the Executive is terminated "without cause", the Company shall pay to the Executive all of his base salary pursuant to Section 3(a) hereof for the remainder of the term of this Agreement, as if the employment of the Executive hereunder had not been terminated regardless of the amount of compensation the Executive may earn or be able to earn with respect to any other employment (subject to Section 6(a) hereof) he may obtain or be able to obtain (i.e. the Executive shall have no duty to mitigate and the Company shall have no right to offset), but the Company shall not be obligated to continue to provide any other benefit (other than the benefits under any plan pursuant to Section 4(a) hereof through June 30, 1997, unless such benefits are available to the Executive in connection with other employment obtained by the Executive) to the Executive under this Agreement.


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          8.  Miscellaneous.
              -------------


          (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN CALIFORNIA. THIS AGREEMENT SHALL BE INTERPRETED WITHOUT ANY PRESUMPTION AGAINST THE PARTY CAUSING THIS AGREEMENT TO BE DRAFTED.

          (b) This Agreement contains a complete statement of all the agreements and understandings between the Company and the Executive with respect to its subject matter, supersedes all previous agreements and understandings among them relating such subject matter (whether written or oral) including, without limitation, the Old Agreement, all of which are merged herein. This Agreement cannot be modified, amended or terminated orally and may only be modified or amended by an instrument in writing signed by each of the parties hereto. There are no representations or warranties between the parties with respect to the subject matter hereof, except as expressly set forth herein.

          (c) Any notice or other communication under or relating to this Agreement shall be in writing and shall be considered given when received and shall be delivered personally or mailed by certified mail, return receipt requested or by an overnight courier service, to the parties at their respective addresses set forth below (or at such other address as a party may specify by notice to the other):

          If to the Company, to it at:

          3003 West Olive Avenue
          Burbank, California 91505
          Attn: President and Chief Operating Officer


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          with a copy to


          Parker Chapin Flattau & Klimpl
          1211 Avenue of the Americas
          New York, New York 10036
          Attn: Martin Eric Weisberg, Esq.


          If to the Executive to him at:


          3003 West Olive Avenue
          Burbank, California 91505

          (d) The failure of a party to insist upon strict adherence to any term or provision of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or provision or any other term or provision of this Agreement. Any waiver must be in writing and signed by each of the parties. All rights and remedies of the parties hereunder are cumulative and may be exercised separately or concurrently. Any waiver of any term or provision hereof shall be effective for the specific instance in which given and it shall not be construed as a waiver of any other term or provision.

          (e) The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the remaining terms or provisions of this Agreement which shall remain in full force and effect and any such invalid or unenforceable term or provision shall be given full effect as far as possible. If any term or provision of this Agreement is invalid or unenforceable in any one jurisdiction, it shall not affect the validity or enforceability of that term or provision in any other jurisdiction. It is the intention of the parties that this Agreement be enforced by any court of competent jurisdiction to the fullest extent permitted by applicable law and that the Agreement may be reformed and


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amended by a court of competent jurisdiction in connection with its enforcement.


          (f) This Agreement is not assignable by either party, except that it shall inure to the benefit of and be binding upon any successor to the Company by merger or consolidation or any assignee of the Company upon the acquisition of all or substantially all of the Company's assets by such assignee: provided
                                                                      --------
such successor assumes all of the obligations of the Company hereunder; and this Agreement shall inure to the benefit of the heirs and legal representatives of the Executive.

          (g) The section headings are inserted herein for convenience of reference only and shall not be taken into account in the interpretation or construction of this Agreement.

                                        dick clark productions, inc.

                                        By: /s/ Francis C. La Maina
                                           --------------------------
                                           Name:
                                           Title: President




                                        /s/ Kenneth H. Ferguson
                                        ----------------------------
                                        Kenneth H. Ferguson


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